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                                                                     Exhibit 4.2
                              THIRD AMENDMENT TO
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                AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
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     THIS THIRD AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT,
dated as of September 28, 1999 (this "Agreement") is among YORK INTERNATIONAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "Seller" and "Collection Agent"), ASSET SECURITIZATION COOPERATIVE CORPORATION, a California cooperative corporation (together with its successors and permitted assigns, "Purchaser") and CANADIAN IMPERIAL BANK OF COMMERCE, acting through certain offices in the United States of America as the servicing agent for the Purchaser hereunder (in such capacity, and together with any replacement therefor, the "Servicing Agent")

                             W I T N E S S E T H:

     WHEREAS, Seller and Collection Agent, Purchaser, and Servicing Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of March 26, 1997 (as amended from time to time, the "Original Receivables Sale Agreement"; capitalized terms not otherwise defined herein shall have the definitions provided therefor in the Original Receivables Sale Agreement), which was amended by that certain First Amendment to Amended and Restated Receivables Sale Letter Agreement dated as of February 25, 1999 (the "First Amendment to Receivables Sale Agreement")), and was further amended by that certain Second Amendment to Amended and Restated Receivables Sale Agreement dated as of August 31, 1999 (the "Second Amendment to Receivables Sale Agreement" and together with the Original Receivables Sale Agreement and the First Amendment to Receivables Sale Agreement, the "Receivables Sale Agreement") and to certain other Sale Documents executed in connection with the Receivables Sale Agreement;

     WHEREAS, Seller and Collection Agent, Purchaser and Servicing Agent have agreed to increase the receivables purchase facility of the Receivables Sale Agreement from one hundred and twenty million dollars ($120,000,000) to one hundred and fifty million dollars ($150,000,000) and to change the pricing structure of the receivable purchase facility; and

     WHEREAS, the parties wish to further amend the Receivables Sale Agreement as provided herein:

     NOW, THEREFORE, the parties agree as follows:

     1.  Amendments to the Receivables Sale Agreement.  The Receivables Sale
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Agreement is hereby amended as follows:

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     (a) The definition of "Purchase Limit" in Article I of the Receivables Sale
Agreement is hereby deleted, in its entirety, and replaced with the following:

          "Purchase Limit" means at any time of determination, for all Divisions
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     in the aggregate, not to exceed a total amount of one hundred and fifty million dollars ($150,000,000), and for each Division individually, the respective amount set forth below:


                Applied                            $90,000,000
                Bristol                            $50,000,000
                UPG                                $90,000,000
                Frick                              $10,000,000


     (b) The definition of "Unutilized Purchase Limit" in Article I of the Receivables Sale Agreement is hereby deleted, in its entirety, and replaced with the following:

          "Unutilized Purchase Limit" means, at any time of determination, an
           -------------------------
     amount equal to the positive result of the (x) $150,000,000 minus (y) the Aggregate Investment at such time of determination.

     (c) Section 5.2.2 of the Receivables Sale Agreement is hereby deleted, in its entirety, and replaced with the following:

          "Section 5.2.2   Purchase Premium.  A Purchase Premium equal to .25%
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     per annum."

     (d) Section 5.5 of the Receivables Sale Agreement is hereby deleted, in its entirety, and replaced with the following:

          "Section 5.5 Unutilized Purchase Limit Fee.  The Seller shall pay to
                       -----------------------------
     the Purchaser an annual fee (the "Unutilized Purchase Limit Fee") equal to .15% of the daily average Unutilized Purchase Limit. The Unutilized Purchase Limit Fee shall be payable in arrears on each Settlement Date and on the date on which the Ownership Interests are reduced to zero in accordance with Section 3.1(c)."

     2.  Representations and Warranties.  To induce Purchaser and Servicing
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Agent to enter into this Agreement, Seller and Collection Agent represents and warrants to Purchaser and Servicing Agent that the execution, delivery and performance by Seller and Collection Agent of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Seller and Collection Agent, the Certificate of Incorporation or By-laws of Seller

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and Collection Agent, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Seller and Collection Agent; and the Receivables Sale Agreement as amended as of the date hereof is the legal, valid and binding obligation of Seller and Collection Agent enforceable against Seller and Collection Agent in accordance with its terms.

     3.  Ratification and Confirmation.  Except as otherwise amended pursuant to
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this Agreement, all other provisions of the Receivables Sale Agreement are hereby ratified and confirmed in all respects and are and shall continue to be enforceable against the Seller and the Collection Agent.

     4.  Conditions to Effectiveness.  Seller and Collection Agent will have
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satisfied the following conditions before this Agreement will become effective:

          (a) Execution and delivery of this Agreement; and

          (b) Execution and delivery of a Secretary's Certificate (1) confirming that the persons set forth in the Secretary's Certificate dated March 26, 1997 (the "Initial Closing Date"), who were signatories of the Seller as of the Initial Closing Date remain duly authorized signatories as of the date of execution of this Agreement, or to the extent that new signatories who have authority to execute and deliver this Agreement have been added, the names, titles and signatures of such new signatories and (2) confirming that no amendments have occurred to the Certificate of Incorporation, By-laws or Resolutions of the Seller since the Secretary's Certificate was delivered on the Initial Closing Date, or to the extent any such amendments have occurred, attaching such amendments.

     5.  Miscellaneous.
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          (a) Captions.  Section captions used in this Agreement are for
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convenience only, and shall not affect the construction of this Agreement.

          (b) Governing Law.  This Agreement shall be a contract made under and
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governed by the laws of the State of New York, without regard to conflict of laws principals. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (c) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

          (d) Successors and Assigns.  This Agreement shall be binding upon
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Seller and Collection Agent, Purchaser and Servicing Agent and their respective successors and assigns, and shall inure to the sole benefit of Seller and Collection Agent, Purchaser, and Servicing Agent and their respective successors and assigns.

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          (e) References.  Any reference to the Receivables Sale Agreement
              ----------
contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

          (f) Continued Effectiveness.  The Receivables Sale Agreement as
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amended hereby and each of the other Sale Documents remains in full force and effect.



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     Delivered at Chicago, Illinois, as of the day and year first above written.

                                    YORK INTERNATIONAL CORPORATION, as Seller


                                    By:____________________________
                                    Name Printed: _________________
                                    Title:_________________________


                                    YORK INTERNATIONAL CORPORATION, as
                                    Collection Agent


                                    By:____________________________
                                    Name Printed: _________________
                                    Title:_________________________


                                    CANADIAN IMPERIAL BANK OF COMMERCE, as
                                    Servicing Agent


                                    By:____________________________
                                    Name Printed: _________________
                                    Title:  Authorized Signatory


                                    ASSET SECURITIZATION COOPERATIVE
                                    CORPORATION, as Purchaser


                                    By:____________________________
                                    Name Printed:__________________
                                    Title:_________________________

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